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                                 EXHIBIT 2(b)(2)

                            Amendment No. 1 to Branch
                        Purchase and Assumption Agreement
                      between KeyBank National Association
                           and The Park National Bank,
                         dated as of September 24, 1997

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                                                                 Exhibit 2(b)(2)


                                 AMENDMENT NO. 1
                    BRANCH PURCHASE AND ASSUMPTION AGREEMENT

         This Amendment No. 1 (this "Amendment") dated as of September 24, 1997, is entered into by and between KeyBank National Association, a national banking association (the "Seller") and The Park National Bank, a national banking association (the "Purchaser").

SECTION 1.  BRANCH PURCHASE AND ASSUMPTION AGREEMENT

         Reference is made to the Branch Purchase and Assumption Agreement dated as of May 23, 1997 (the "Agreement") regarding Purchaser's purchase of certain assets and assumption of certain liabilities of three (3) branches from Seller. Unless otherwise changed in this Amendment, terms used herein, which are defined in the Agreement, are used herein with the meanings therein described to them. The Agreement as amended by this Amendment is and shall continue to be in full force and effect and shall not be affected by this Amendment except and only to the extent specified herein.

         The Agreement provided that the Closing of the transaction would be effective at 11:59 p.m. on Friday, September 12, 1997 or Friday, December 5, 1997. The purpose of this Amendment is to modify the Agreement to reflect that the transaction will close on Friday, December 5, 1997, but will have an Effective Time (as that term is defined herein) as of 12:01 a.m. Monday, December 8, 1997. This Amendment also removes the requirement that Purchaser obtain new telephone numbers for the Branches in Purchaser's name.

SECTION 2.  AMENDMENTS TO THE AGREEMENT

         2.1. Amendments to Article I; The Transaction. Article I of the Agreement shall be and hereby is amended as follows:

                  2.1.1. Section 1.01 is amended, such that the reference to the term "Closing" is deleted and in place thereof is inserted the term "Effective Time".

                  2.1.2. Section 1.02(a)(iv) is amended, such that each reference to the term "Closing" is deleted and in place thereof, in each instance, is inserted the term "Effective Time".

                  2.1.3. Section 1.02(a)(v) is amended, such that the reference to the term "Closing Date" is deleted and in place thereof is inserted the term "Effective Time".

                  2.1.4. Section 1.02(a)(vi) is amended, such that the reference to the term "Closing" is deleted and in place thereof is inserted the term "Effective Time".

                  2.1.5. Section 1.02(b) is amended, such that the reference to the term "Closing" is deleted and in place thereof is inserted the term "Effective Time".

                  2.1.6. Section 1.02(b)(i) is amended, such that the reference to the term "Closing" is deleted and in place thereof is inserted the term "Effective Time".


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                  2.1.7. Section 1.02(b)(ii) is amended, such that the reference to the term "Closing Date" is deleted and in place thereof is inserted the term "Effective Time".

                  2.1.8. Section 1.03(a) is amended and restated as follows:

                  (a) PRELIMINARY CLOSING STATEMENT. Not less than five (5) days prior to the Closing Date, Seller shall deliver to Purchaser a proposed preliminary closing statement, in the form of Schedule B to this Agreement, completed as at a date mutually agreed to by the parties. The parties shall agree upon the preliminary closing statement before the Closing, and it shall be the basis of a preliminary payment to be made to Purchaser's account on the Closing Date, or to Seller's account at the Closing, as the case may be (the "Preliminary Payment").

                  2.1.8. Section 1.03(b) is amended and restated as follows:

                  (b) PRELIMINARY PAYMENT. Subject to the terms and conditions hereof, by no later than 12:00 p.m. on the Closing Date, Seller shall wire transfer to Purchaser immediately available funds equal to: (i) the sum of (A) the amount of the Assumed Deposits (including accrued and unpaid interest thereon) reflected on the preliminary closing statement; (B) the amount of all accrued and unpaid expenses reflected as a liability on the preliminary closing statement; and (C) the aggregate of all prepaid safe deposit rental payments prorated to the Effective Time; less (ii) an amount equal to the sum of: (A) 12.07% of the Assumed Deposits based upon an estimated 30-day average prior September 12, 1997; (B) the amount of cash on hand at the Branches as reflected on the preliminary closing statement; (C) the sum of $125,000, representing the Agreed Value of all furniture, fixtures, and equipment constituting part of the Assets; (D) the Agreed Value of the Owned Real Estate and the Leased Real Estate; (E) the amount of all prepaid expenses of Seller as reflected as an asset on the preliminary closing statement; (F) the Net Book Value of all Loans, plus accrued and unpaid interest thereon as reflected on the preliminary closing statement; and (G) the amount of estimated sales taxes, if any, to be paid by Purchaser in connection with the transaction contemplated hereby.

                  2.1.9. Section 1.04 is amended, such that the reference to the phrase to "at Closing" in the last sentence of this Section 1.04 is deleted and in place thereof is inserted the phrase "on the Closing Date or at the Closing, as the case may be".

                  2.1.10. Section 1.08(c) is amended, such that each reference to the term "Closing" is deleted and in place thereof, in each instance, is inserted the term "Closing Date"; and Section 1.08(c) is further amended, such that the reference to the term "Closing Date" is deleted and in place thereof is inserted the term "Effective Time".


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                  2.1.11. Section 1.09 is amended, such that the reference to the term "Closing" is deleted and in place thereof is inserted the term "Effective Time".

         2.2. Amendments to Article II; Obligations of the Parties Prior to the Closing Date. Article II of the Agreement shall be and hereby is amended as follows:

                  2.2.1. Section 2.01(d) is amended and restated in its entirety as follows:

                  (d) INSURANCE. Seller will maintain in effect until the Effective Time all casualty and public liability policies relating to the Branches and maintained by Seller on the date hereof or procure comparable replacement policies and maintain such replacement policies in effect until the Effective Time.

                  2.2.2. Section 2.02 is amended, such that the reference to the term "Closing Date" is deleted and in place thereof is inserted the term "Closing".

         2.3. Amendments to Article III; Representations and Warranties. Article III of the Agreement shall be and hereby is amended as follows:

                  2.3.1. Section 3.03 is amended, such that each reference to the term "Closing" is deleted and in place thereof, in each instance, is inserted the term "Closing Date".

         2.4. Amendments to Article IV; Employee Benefits. Article IV of the Agreement shall be and hereby is amended as follows:

                  2.4.1. Section 4.02(c) is amended, such that each reference to the term "Closing Date" is deleted and in place thereof, in each instance, is inserted the term "Effective Time".

                  2.4.2. The second sentence of Section 4.02(e) is amended and restated in its entirety as follows:

                  Effective as of the Closing Date, Purchaser shall assume liability for all severance benefits payable to any Branch Employee who is terminated by Purchaser on or after the Closing Date.

                  2.4.3. Section 4.04 is amended, such that the initial phrase "On and after the Closing Date" is deleted and in place thereof is inserted the phrase "Effective upon the Closing Date".

         2.5 Amendments to Article VI; Conditions Precedent to Closing. Article VI of the Agreement shall be and hereby is amended as follows:

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                  2.5.1. Section 6.01(b) is amended, such that the first and third references to the term "Closing Date" are deleted and in place thereof, in each instance, is inserted the term "Closing".

                  2.5.2. Section 6.01(c) is amended, such that the first and third references to the term "Closing Date" are deleted and in place thereof, in each instance, is inserted the term "Closing".

                  2.5.3. Section 6.03 is amended, such that each reference to the term "Closing Date" in the first sentence of this Section 6.03 is deleted and in place thereof, in each instance, is inserted the term "Closing"; and Section 6.03 is further amended, such that the first reference to the term "Closing Date" in the second sentence of this
         Section 6.03 is deleted and in place thereof is inserted the term "Closing".

         2.6. Amendments to Article VII; Closing. Article VII of the Agreement shall be and hereby is amended as follows:

                  2.6.1. Section 7.01 is amended and restated in its entirety to read as follows:

                  7.01 CLOSING, CLOSING DATE AND EFFECTIVE TIME. The Transaction contemplated hereby shall occur at a closing (the "Closing") to be held in the offices of Seller, located at 127 Public Square, Cleveland, Ohio 44114, or via courier or facsimile transmission as Seller may designate, on Friday, December 5, 1997, or such other date as Seller in its discretion may designate, which date shall be reasonably acceptable to Purchaser. The "Closing Date" shall be Monday, December 8, 1997. The "Effective Time" of this Agreement for purposes of making calculations and for other purposes specifically referred to in this Agreement shall be as of 12:01 a.m. on Monday, December 8, 1997. In addition, the Closing shall be deemed to have been consummated and final as of the Effective Time. All actions taken and documents delivered at the Closing will be deemed to have been taken and executed simultaneously, and no action will be deemed taken nor any document deemed delivered until all have been taken and delivered. Both parties acknowledge that time is of the essence with respect to consummating the transactions contemplated hereby.

                  2.6.2. Section 7.03 is added to Article VII as follows:

                  7.03 RECORDED INSTRUMENTS. If any instrument of transfer contemplated herein shall be filed or recorded in any public record before the Closing Date and thereafter the transaction is not consummated, then at the request of Seller, Purchaser will deliver (or execute and deliver) such instruments and take such other action as Seller shall reasonably request to revoke such purported transfer and to record any additional transfers as are necessary to record property in the name of the Seller.



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         2.7. Amendments to Article IX; General Covenants. Article IX of the
Agreement shall be and hereby is amended as follows:

                  2.7.1. Section 9.03 is amended, such that the first reference to the phrase "at the Closing" is deleted and in place thereof is inserted the phrase "on the Closing Date or at the Closing, as the case may be"; and Section 9.03 is further amended, such that the second reference to the term "Closing" is deleted and in place thereof is inserted the phrase "Closing Date or the Closing, respectively,".

                  2.7.2. Section 9.06 is amended, such that the reference to the term "Closing Date" is deleted and in place thereof is inserted the term "Effective Time".

         2.8. Amendments to Article XI; Termination. Article XI of the Agreement shall be and hereby is amended as follows:

                  2.8.1. Section 11.01(a) is amended, such that the phrase "the earlier of" is deleted.

                  2.8.2. Section 11.01(d) is amended, such that the reference to the term "Closing" is deleted and in place thereof is inserted the term "Closing Date".

                  2.8.3. Section 11.01(e) is amended, such that the reference to the term "Closing" is deleted and in place thereof is inserted the term "Closing Date".

         2.9. Amendments to Schedule E. Schedule E to the Agreement shall be and hereby is amended as follows:

                  2.9.1. The paragraph entitled "Delivery of Documentation" set forth under the Section "Seller's Actions at the Closing" is amended and restated as follows:

                  DELIVERY OF DOCUMENTATION. Execute, acknowledge, and/or deliver to Purchaser, dated as of the Closing Date, the certificates of Seller contemplated by Section 6.01, the Bill of Sale and Receipt in the form of Attachment 2, Limited Warranty Deed in the form of Attachment 3 for the Owned Real Estate upon which each Branch is situated dated as of the Closing and effective upon recording, the Assignment and Assumption of Lease in the form of Attachment 4 for the Leased Real Estate upon which each Branch is situated, all other documents required to be delivered to Purchaser by Seller at the Closing pursuant to the terms of this Agreement, and any other documents which Purchaser has identified to Seller at a reasonable time prior to the Closing that are necessary or reasonably advisable to consummate the transaction contemplated by the Agreement.


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                  2.9.2. The paragraph entitled "Delivery of Funds" set forth under the Section "Seller's Actions at the Closing" is amended and restated as follows:

                  DELIVERY OF FUNDS. Deliver to Purchaser any funds required to be paid by Seller to Purchaser no later than 12:00 p.m. on the Closing Date pursuant to the terms of this Agreement.

                  2.9.3. Attachment 1: Instrument of Assumption, paragraph (b) is amended, such that the reference to the term "Closing Date" is deleted and in place thereof is inserted the term "Effective Time".

         2.10. Amendments to Schedule F; Transitional Matters. Schedule F to the Agreement shall be and hereby is amended as follows:

                  2.10.1. Schedule F, paragraph (a) under the heading "Transitional Actions by Purchaser" is amended, such that the first sentence is restated as follows: "From and after the Effective Time, Purchaser shall: (i) . . ."

                  2.10.2. Schedule F, paragraph (b) under the heading "Transitional Actions by Purchaser" is amended such that the reference to the term "Closing Date" in the first sentence is deleted and in place thereof is inserted the term "Effective Time".

                  2.10.3. Schedule F, paragraph (c) under the heading "Transitional Actions by Purchaser" is amended, such that the second reference to the term "Closing Date" is deleted and in place thereof is inserted the term "Effective Time".

                  2.10.4. Schedule F, paragraph (d) under the heading "Transitional Actions by Purchaser" is amended, such that each reference to the term "Closing Date" is deleted and in place thereof, in each instance, is inserted the term "Effective Time".

                  2.10.5. Schedule F, paragraph (e) under the heading "Transitional Actions by Purchaser" is amended, such that each reference to the term "Closing Date" is deleted and in place thereof, in each instance, is inserted the term "Effective Time".

                  2.10.6. Schedule F, paragraph (g) under the heading "Transitional Actions by Purchaser" is amended, such that the reference to the term "Closing Date" is deleted and in place thereof is inserted the term "Effective Time".

                  2.10.7. Schedule F, paragraph (h) under the heading "Transitional Actions by Purchaser" is deleted.

                  2.10.8. Schedule F, paragraph (i) under the heading "Transitional Actions by Purchaser" is amended, such that the second sentence is restated as follows: "Purchaser shall notify affected customers to destroy the old ATM/Debit cards and shall notify customers of standard withdrawal limits beginning on the date of the Closing."



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                  2.10.9. Schedule F, the second paragraph of paragraph (a)
         under the heading "Transitional Actions by Seller" is amended, such that the phrase "As early as practicable after the Closing Date" is deleted and in place thereof is inserted the phrase "No later than the Closing Date".

                  2.10.10. Schedule F, paragraph (f) under the heading "Transitional Actions by Seller" is amended, such that the reference to the term "Closing Date" is deleted and in place thereof is inserted the term "Effective Time".

                  2.10.11. Schedule F, paragraph (g) under the heading "Transitional Actions by Seller" is amended such that the phrase "on the Closing Date" is deleted and in place thereof is inserted the phrase "on the date of the Closing".

                  2.10.12. Schedule F under the heading "Transitional Actions by Seller" is amended, such that a new paragraph (h) is inserted to read as follows:

                  (h) OPERATION OF THE BRANCHES. During the weekend immediately preceding the Closing Date, Seller shall not open the Branches for the conduct of business.

                  2.10.13. Schedule F, paragraph (b) under the heading "Transitional Action by Both Parties" is amended, such that the reference to the term "Closing Date" in the first sentence is deleted and in place thereof is inserted the term "Effective Time".

                  2.10.14. Schedule F, paragraph (e) under the heading "Transitional Action by Both Parties" is amended, such that each reference to the term "Closing Date" in the last sentence is deleted and in place thereof, in each instance, is inserted the term "Effective Time".

                  2.10.15. Schedule F, paragraph (f) under the heading "Transitional Action by Both Parties" is amended, such that each reference to the term "Closing Date" is deleted and in place thereof, in each instance, is inserted the term "Effective Time".

SECTION 3.  MISCELLANEOUS

         3.1 Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be an original, by all of which shall constitute one and the same agreement.

         3.2 Headings. The section headings set forth in this Amendment are for convenience only and shall not affect the construction hereof.

         3.3 Entire Agreement. This Amendment contains the entire agreement and understanding of the parties with respect to its subject matter. This Amendment supersedes all prior agreements and understandings between the parties, both written and oral, with respect to its subject matter.

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         IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as a relevant instrument by their duly authorized officer as of the day and year first written above.

                                   THE PARK NATIONAL BANK

                                   By: /s/ DAVID C. BOWERS
                                       --------------------------------
                                   Title:  SVP
                                         ------------------------------

                                   KEYBANK NATIONAL ASSOCIATION

                                   By: /s/ PHILIP J. ENGLISH
                                       --------------------------------
                                   Title: AVP
                                          -----------------------------


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